                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                               ACT NETWORKS, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                        Board of Directors of Registrant
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies: N/A

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: N/A

--------------------------------------------------------------------------------

     (5)  Total fee paid: N/A

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

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     (2)  Form, Schedule or Registration Statement No.: N/A

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     (3)  Filing Party: N/A

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     (4)  Date Filed: N/A

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

                               [actnetworks logo]

To the Stockholders of ACT Networks, Inc.

     You are cordially invited to attend the Annual Meeting of Stockholders of ACT Networks, Inc. ("ACT" or the "Company") on Tuesday, November 23, 1999 at 2:00 p.m. local time. The Annual Meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367.

     At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of a 200,000 share increase to the Company's 1997 Stock Incentive Plan; (ii) the election of one (1) individual to serve as director of the Company until the 2002 Annual Meeting (iii) the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly mark, sign, date and return the enclosed proxy card in the accompanying postage-prepaid reply envelope. By returning the proxy, you can help ACT avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

November 1, 1999                          YOUR VOTE IS IMPORTANT.

                                          /s/ ANDRE DE FUSCO
                                          ANDRE DE FUSCO
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               ACT NETWORKS, INC.

                               NOVEMBER 23, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ACT Networks, Inc., a Delaware corporation (the "Company"), will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, on Tuesday, November 23, 1999 at 2:00 p.m. local time for the purpose of considering and voting on the following matters:

     1. To approve a 200,000 share increase to the Company's 1997 Stock Incentive Plan;

     2. To elect one (1) individual, Archibald J. McGill, to the Company's Board of Directors to serve as director until the 2002 Annual Meeting and until his successor has been elected.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjustments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 30, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ ANDRE DE FUSCO
                                          ANDRE DE FUSCO
                                          President and Chief Executive Officer

Calabasas, California
November 1, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT
                            ------------------------

                               ACT NETWORKS, INC.
                             26707 WEST AGOURA ROAD
                          CALABASAS, CALIFORNIA 91302
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     These proxy materials are furnished to stockholders of ACT Networks, Inc. ("ACT" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 23, 1999 at 2:00 p.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

     ACT intends to mail this Proxy Statement and the accompanying proxy card on or about November 1, 1999 to all stockholders entitled to vote at the Annual Meeting. ACT's principal executive offices are located at 26707 West Agoura Road, Calabasas, California 91302. The telephone number at that address is (818) 871-6400.

VOTING

     Only stockholders of record at the close of business on September 30, 1999 are entitled to notice of, and to vote at, the Annual Meeting. As of September 30, 1999, 10,240,058 shares of the Company's Common Stock were outstanding. On each matter to be considered at the Annual Meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on September 30, 1999. Pursuant to Delaware law, directors are elected by plurality vote of the stockholders. All other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld for the nominee; votes that are withheld will be excluded from the vote and will have no effect.

     A majority of the Company's Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker non-votes are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

VOTING ELECTRONICALLY

     A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of ACT, at ACT's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

     ACT will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. ACT may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ACT. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

     APPROVAL OF A 200,000 SHARE INCREASE TO THE 1997 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve a 200,000 share increase to the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The continued availability of options under the 1997 Plan is necessary for the Company to attract and retain the services of key individuals essential to the Company's long-term growth and success. No other changes to the 1997 Plan are being made.

     The 1997 Plan was adopted by the Board of Directors on September 23, 1997 and was approved by the stockholders at the 1997 Annual Meeting. If approved by the stockholders at the Annual Meeting, the 200,000 share increase to the 1997 Plan will become effectively immediately.

     The following is a summary of the principal features of the 1997 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal executive offices in Calabasas, California.

EQUITY INCENTIVE PROGRAMS

     The 1997 Plan is comprised of three separate equity incentive programs: (i) a Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) a Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued stock directly through the purchase of such shares or as a bonus award tied to the performance of services or the attainment of financial milestones and (iii) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive option grants to purchase shares of Common Stock at designated intervals over their period of Board service.

ADMINISTRATION

     The Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The Board of Directors of the Company has appointed Andre de Fusco as the Secondary Compensation Committee with the authority to grant options under the 1997 Plan to non-executive officer employees and consultants, subject to certain limitations. The term "Plan Administrator" as used in this summary will mean the Compensation Committee, the Secondary Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program is self-executing in accordance with the express provisions of that program, and no Plan Administrator exercises any discretion with respect to such program.

SHARE RESERVE

     A total of 460,000 shares of Common Stock were originally reserved for issuance over the term of the 1997 Plan. The share reserve under the 1997 Plan supplements the 2,280,844 shares authorized for issuance under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), and the 950,000(1) shares authorized for issuance under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the "Non-Executive Officer Plan").

     Share issuance under the 1995 Plan and the Non-Executive Officer Plan have no effect upon the number of shares of Common Stock which remain available for issuance under the 1997 Plan.

     In no event may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuance for more than 200,000 shares in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute re-approval of that limit for purposes of Internal Revenue Code Section 162(m).

     As of August 31, 1999, options for 496,584 shares were outstanding under the 1997 Incentive Plan, and a total of 205,158 shares remained available for future grant under the 1997 Incentive Plan, assuming stockholder approval of the 200,000 share increase which is the subject of this Proposal; options for 1,305,716 shares were outstanding under the 1995 Plan, and 55,439 shares remained available for future grant; and options for 848,006 shares were outstanding under the Non-Executive Officer Plan, and 32,615 shares remained available for future grant under the Non-Executive Officer Plan.

     Should an outstanding option under the 1997 Plan expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1997 Plan. Unvested shares issued under the 1997 Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the 1997 Plan will not be available for subsequent issuance.

ELIGIBILITY

     Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and consultants and independent advisors in the service of the Company or any parent and subsidiary corporation are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

     As of August 31, 1999, approximately 5 executive officers and 225 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, together with 4 non-employee Board members who were also eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1997 Plan is deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market. On August 31, 1999, the closing selling price per share was $9.6250.

---------------

(1) The shares reserve includes the 250,000 share increase to the Non-Executive Officer Plan authorized by the Board of Directors in January 1999.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any of his or her outstanding options to the extent those options are exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price paid per share over (b) the exercise price payable for such share.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant. Pursuant to that authority, the Plan Administrator implemented an option cancellation/regrant program on August 3, 1998 for certain non-employee Board members, executive officers and other employees holding stock options with an exercise price per share in excess of the $6.75 per share market price of the Company's Common Stock on that date. Accordingly, outstanding options for 1,733,278 shares with an exercise price in excess of $6.75 per share were canceled on August 3, 1998, and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share. Each of the new lower-priced options was structured so no vesting would occur under that option unless the optionee remained in the Company's employ or service through February 2, 1999. Upon satisfaction of such six (6)- month employment requirement, the new option immediately vested as to the same number of option shares for which the cancelled higher-priced option would have been vested at that time had it remained outstanding, and the new option will vest as to the remaining shares at the same time those shares would have vested under the cancelled higher-priced option. Under the program, the following directors and executive officers had their outstanding options cancelled in exchange for new options for the same number of shares but with an exercise price of $6.75 per share: Mr. de Fusco: 374,000 shares with a weighted average exercise price of $9.03 per share; Mr. Zeile: 90,000 shares with a weighted average exercise price of $8.75 per share; Mr. Gravel: 42,000 shares with a weighted average exercise price of $9.42 per share; and Mr. Gluck: 21,000 shares with a weighted average exercise price of $19.69 per share.

                         AUTOMATIC OPTION GRANT PROGRAM

     The Automatic Option Grant Program under the 1997 Plan replaced the automatic option grant program for non-employee Board members which was previously in effect under the 1995 Plan. Stockholder approval of this Proposal will also constitute approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of such Program.

     Under the Automatic Option Grant Program in effect under the 1997 Plan, each individual who first becomes a non-employee Board member, whether through appointment by the Board or election by the stockholders, will automatically be granted at the time of such initial appointment or election an option grant for 21,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member is automatically granted an option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 7,000 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously been in the Company's employ are eligible for one or more 7,000 share option grants. In no event, however, will any non-employee Board member receive any option grants under the Automatic Option Grant Program if such individual owns (directly or indirectly) securities possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary) or such person is otherwise affiliated with, or a representative of, a person or entity that is such a greater than five percent (5%) stockholder.

     Each option granted pursuant to the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from such date, subject to earlier termination upon the optionee's cessation of Board service. Each option granted pursuant to the Automatic Option Grant Program is immediately exercisable for all the option shares, but any purchased shares are subject to repurchase by the Company at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial option grant will vest (and the Company's repurchase rights will lapse) in thirty-six (36) successive equal monthly installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one month of Board service measured from the grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) on the day immediately preceding the date of the Annual Stockholders Meeting held in the year immediately following the year of that option grant, provided the optionee continues in Board service through such date.

     The shares subject to each automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: an acquisition of the Company by merger or asset sale or a change in control of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in a majority of the Board members by reason of one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price paid per share over (b) the exercise price payable for such share.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator, however, has the discretionary authority at any time to accelerate the vesting of any outstanding shares under the Stock Issuance Program.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate and vest in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition will immediately accelerate, and any unvested shares which do not vest at the time of such acquisition will vest in full, in the event the individual's service is subsequently terminated within eighteen (18) months following the acquisition. The Plan Administrator has the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program upon the subsequent termination of an individual's service within eighteen (18) months following a change in control or ownership of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in the majority of the Board by reason of one or more contested elections for Board membership.

     The acceleration of vesting in the event of a change in ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other effort to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of issued shares under the 1997 Plan by delivering a full-recourse, interest-bearing promissory note payable in installments. The maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuance under the 1997 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1997 Plan at any time, subject to any required stockholder approval. The 1997 Plan will terminate on the earliest of
(i) September 22, 2007, (ii) the date on which all shares available for issuance under the 1997 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between November 13, 1997 and August 31, 1999 under the 1995 Plan, the Non-Executive Officer Plan and the 1997 Plan, together with the weighted average exercise price payable per share.

                                                                                  WEIGHTED
                                                                NUMBER OF         AVERAGE
                            NAME                              OPTION SHARES    EXERCISE PRICE
                            ----                              -------------    --------------
EXECUTIVE OFFICERS
Andre de Fusco..............................................      694,286           7.48
  President and Chief Executive Officer
Martin A. Woll..............................................      120,000          12.94
  Chief Financial Officer
Alain Gravel................................................      102,000           6.28
  Vice President, Engineering
Mario A. Uribe..............................................      150,000          11.13
  Vice President, Sales
Mike T. Zeile...............................................      180,000           7.75
  Vice President, Marketing
All current executive officers as a group (5 persons).......    1,246,286           8.38
DIRECTORS
Frederick W. Gluck..........................................       71,000           6.84
  Director
Archibald J. McGill.........................................       20,000           9.12
  Director
Brig. Gen. Harold R. Johnson................................       20,000           9.12
  Director
William W. Ambrose..........................................       20,000           9.12
  Director
All non-employee directors as a group (4 persons)...........      131,000           7.88
All employees, including current officers who are not
  executive officers as a group (225 persons)...............    3,169,950           8.91

NEW PLAN BENEFITS

     As of August 31, 1999, no options have been granted, and no direct stock issuances have been made, on the basis of the 200,000-share increase for which stockholder approval is sought under this Proposal. At the 1999 Annual Meeting, each of the following non-employee Board members will, in connection with his continuation on the Board, receive an option grant for 7,000 shares of Common
Stock: Messrs. Gluck, Ambrose and McGill.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date the option is exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) of the fair market value of those shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be treated as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. An optionee upon the grant of a non-statutory option recognizes no taxable income. The optionee will, in general, recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the shares vest over (ii) the exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuance under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

     Under current accounting rules, option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

     In September 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of the current accounting principles applicable to equity incentive plans. Under the proposed interpretation, option grants made to independent consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. If the proposed interpretation is adopted, then such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares.

     Should one or more individuals be granted tandem stock appreciation rights under the plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the 200,000 share increase to the 1997

Plan. Should such stockholder approval not be obtained, then the 200,000 share increase will not become effective.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the approval of the 200,000 share increase to the 1997 Plan. The Board believes that it is in the best interests of the Company to maintain an equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

                                 PROPOSAL NO. 2

                        ELECTION OF DIRECTORS -- NOMINEE

     The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. As there are two vacancies on the Company's Board of Directors in the class of directors whose term expires at this Annual Meeting, Mr. McGill, an incumbent director, was reclassified, and will stand for election.

     Proxyholders will vote all proxies received by them FOR the nominee listed below unless otherwise instructed in writing on such proxy. The candidate receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected director of ACT. Stockholders of ACT are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

DIRECTORS AND NOMINEE

INFORMATION WITH RESPECT TO NOMINEE

     The following table sets forth certain information concerning the nominee for director of ACT as of September 30, 1999.

                              NOMINEE FOR ELECTION

                        NAME                          AGE    POSITION
                        ----                          ---    --------
Archibald J. McGill(1)..............................  68     Director

---------------
(1) Member of the Compensation Committee and the Audit Committee.

     ARCHIBALD J. MCGILL has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1985. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines. Mr. McGill is presently a member of the Board of Directors of Disc, Inc., Ciber, Inc. and Carlton Corporation.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominee named above.

CONTINUING DIRECTORS

                    DIRECTOR CONTINUING TO SERVE UNTIL 2000

                        NAME                          AGE    POSITION
                        ----                          ---    --------
William W. Ambrose (1)..............................  42     Director

---------------
(1) Member of the Compensation Committee and the Audit Committee.

     WILLIAM W. AMBROSE has served as a member of the Board of Directors since 1993. Mr. Ambrose is currently an independent consultant for several private companies. Prior to 1998, Mr. Ambrose was the President of Pyramid Research, Inc. a telecommunications market research organization that he founded in 1986. Mr. Ambrose was initially elected as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder. Mr. Ambrose is presently a member of the Board of Directors of CGLA Infrastructure.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2001

           NAME              AGE                 POSITION
           ----              ---                 --------
Andre de Fusco.............  41    Director, Chief Executive Officer and
                                   President
Frederick W. Gluck.........  64    Director

     ANDRE DE FUSCO was appointed as a member of the Board of Directors, President and Chief Executive Officer in July 1998. Previously Mr. de Fusco held the positions of Vice President and General Manager of the Company's Broadband Network Services subsidiary since August 1997, concurrent with Vice President, Strategic Planning and Business Development since December 1995. Mr. de Fusco joined the Company in December 1994 and served as its Vice President of Marketing until December 1995. Mr. de Fusco was employed as Director of International Accounts and Director of Business Development for Northern Telecom from 1991 to 1994 and as Vice President of Marketing and President of MaxCom, a developer of electronic mail systems, from 1984 to 1991. Mr. de Fusco is presently a member of the Board of Directors of Isocor.

     FREDERICK W. GLUCK has served as a member of the Board of Directors since March 1997. Mr. Gluck is currently of counsel to McKinsey and Company. Mr. Gluck was Vice-Chairman and a director of the Bechtel Group from 1995 through July 1998. Previously, Mr. Gluck was at McKinsey and Company for 27 years and led the firm from 1988 until his retirement in 1995. Mr. Gluck is presently a member of the Board of Directors of Amgen, Columbia HCA, Thinking Tools, Inc. and several other private companies.

RESIGNING DIRECTOR

     Brig. Gen. (ret.) Johnson will resign from the Board of Directors, effective November 22, 1999.

BOARD MEETINGS

     The Board of Directors met 13 times during the fiscal year ending June 30, 1999. Each director attended at least 85% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

     The Board of Directors has an Audit Committee, which supervises and makes recommendations and decisions with respect to the periodic audits of the Company's financial results. Messrs. William W. Ambrose and Archibald J. McGill are the members of the Audit Committee. The Audit Committee held two meetings during the fiscal year ended June 30, 1999.

     The Board of Directors has a Compensation Committee, which administers the Company's stock option plans. The members of the Compensation Committee are Messrs. William W. Ambrose and Archibald J. McGill. The Compensation Committee held one meetings during the fiscal year ending June 30, 1999.

     The Company's stock option plans also provide that the Board may delegate the administration of such stock option plans, with respect to the Company's non-executive officers and employees, to a Secondary

Compensation Committee. Andre de Fusco is currently the only member of the Secondary Compensation Committee. The Secondary Compensation Committee held 54 meetings during the fiscal year ended June 30, 1999.

DIRECTOR COMPENSATION

     Each non-employee director (other than a director who serves as representative of a stockholder owning more than 5% of the Company's voting securities) receives $6,000 annually for services as a member of the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. There are no family relationships among any of the executive officers or directors of the Company.

     During the 1999 fiscal year, certain non-employee directors were eligible to receive option grants under the Automatic Option Grant Program in effect under the Company's 1997 Plan. Accordingly, at the 1998 Annual Stockholders Meeting held on November 30, 1998, each of the following non-employee directors received an option grant under the Automatic Option Grant Program for 7,000 shares of Common Stock with an exercise price of $10.25 per share: Messrs. Ambrose, McGill, Gluck and Brig. Gen. (ret.) Johnson. Brig. Gen. Johnson no longer serves on the Company's Board of Directors. In addition, on October 19, 1998, each of the above named directors also received an option grant under the Discretionary Option Grant Program under the Company's 1997 Plan for 3,000 shares with an exercise price of $7.5625 per share. The exercise price in effect for each option is equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 7,000 and 3,000 share grant will vest on the day immediately preceding the date of the 1999 Annual Meeting, provided the optionee continues in Board service through that date.

     Mr. Gluck also participated in the August 3, 1998 option cancellation/regrant program, pursuant to which his outstanding options for 21,000 shares with an exercise price in excess of $6.75 per share were cancelled and replaced with new options for the same number of shares but with an exercise price of $6.75 per share, the fair market value of the Common Stock on the grant date of those new options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are Messrs. William W. Ambrose and Archibald J. McGill. No member of the Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company.

     No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as independent auditors for ACT for the fiscal year ended June 30, 1999. The Board of Directors, on the recommendation of ACT's management, has selected that firm to continue in this capacity for the current fiscal year. ACT is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of ACT for the fiscal year ending June 30, 2000 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. ACT has been advised by Ernst & Young LLP that neither that firm nor any of its associates have any material relationship with ACT or any affiliate of ACT.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ended June 30, 2000. Should such stockholder approval not be obtained, then the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the year ending June 30, 2000.

                                    GENERAL

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of August 31, 1999 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
   DIRECTORS, FIVE PERCENT STOCKHOLDERS, NAMED EXECUTIVE      --------------------
       OFFICERS AND DIRECTORS AND OFFICERS AS A GROUP          NUMBER      PERCENT
   -----------------------------------------------------      ---------    -------
Gilder Gagnon Howe & Co. LLC(2)(3)..........................  1,104,275     10.8%
  1775 Broadway, 26th Floor, New York, NY 10019
Paul Tudor Jones, II(2)(4)..................................    729,400      7.1
  600 Steamboat Road, Greenwich, CT 06830
Dimensional Fund Advisors Inc.(2)(5)........................    579,600      5.7
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
Andre de Fusco(6)...........................................    407,504      4.0
Martin A. Woll(7)...........................................    120,736      1.2
Alain Gravel(8).............................................     76,321      *
Mario Uribe(9)..............................................     20,000      *
Mike T. Zeile(10)...........................................     91,792      *
Brig. Gen. H. R. Johnson(11)................................     17,000      *
William W. Ambrose(12)......................................     59,155      *
Archibald J. McGill(13).....................................     66,857      *
Frederick W. Gluck(14)......................................     92,000      *
All directors and executive officers as a group (9
  persons)(15)(16)..........................................    951,365      9.3%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after August 31, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Based upon information obtained from Forms 13G supplied to the Company by Gilder as of June 30, 1999, Dimensional as of February 11, 1999 and Tudor Investment Corporation ("TIC") as of July 29, 1999.

 (3) Gilder Gagnon Howe & Co. LLC have shared dispositive power over the shares.

 (4) Paul Tudor Jones, II refers to the following persons with shared voting and dispositive power: The shares of Common Stock reported herein as beneficially owned are owned directly by Tudor BVI (182,500 shares), TPT (41,800 shares), Raptor L.P. (83,000 shares), Raptor Ltd. (382,200 shares) and Upper Mill (39,900 shares). Because TIC is the sole general partner of Raptor L.P. and provides investment advisory services to Raptor Ltd., Raptor L.P., Tudor BVI and Upper Mill, TIC may be deemed to beneficially own the shares of Common Stock owned by each of such Reporting Persons. TIC expressly disclaims such beneficial ownership. In addition, because Mr. Jones is the controlling shareholder of TIC and the indirect controlling equity holder of TPT, Mr. Jones may be deemed to beneficially own the shares of Common Stock deemed beneficially owned by TIC and TPT. Mr. Jones expressly disclaims such beneficial ownership.

 (5) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

 (6) Includes 401,000 shares issuable upon exercise of immediately exercisable options, of which 178,760 shares will be vested within 60 days from August 31, 1999.

 (7) Includes 120,000 shares issuable upon exercise of immediately exercisable options, of which no shares will be vested within 60 days from August 31, 1999.

 (8) Includes 76,200 shares issuable upon exercise of immediately exercisable options, of which 42,900 shares will be vested within 60 days from August 31, 1999.

 (9) Mr. Uribe owns 20,000 shares, which were acquired by him prior to his employment with the Company. No shares will be vested within 60 days from August 31, 1999.

(10) Includes 90,000 shares issuable upon exercise of immediately exercisable options, of which 27,000 shares will be vested within 60 days from August 31, 1999.

(11) Includes 17,000 shares issuable upon exercise of immediately exercisable options, of which 10,000 shares will be vested within 60 days from August 31, 1999.

(12) Includes 25,155 shares beneficially owned by Stone Silo Investments. Mr. Ambrose, as sole owner of Stone Silo Investments, may be deemed to have beneficial ownership of these shares. Also includes 34,000 shares issuable upon exercise of immediately exercisable options, of which 27,000 shares will be vested within 60 days from August 31, 1999.

(13) Includes 66,857 shares issuable upon exercise of immediately exercisable options, of which 59,857 shares will be vested within 60 days from August 31, 1999.

(14) Includes 92,000 shares issuable upon exercise of immediately exercisable options of which 46,840 shares will be vested within 60 days from August 31, 1999.

(15) Includes 25,155 shares owned by Stone Silo Investments and 20,000 owned by Mr. Uribe. Also includes an aggregate of 897,057 shares issuable to the Company's directors and executive officers upon the exercise of immediately exercisable options held by such directors and executive officers of which 392,357 shares will be vested within 60 days from August 31, 1999.

(16) The business address for the Company's directors and executive officers is as follows: c/o ACT Networks, Inc., 26707 West Agoura Road, Calabasas, California 91302.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

     The following table sets forth certain information concerning the executive officers and directors of the Company as of August 31, 1999.

              NAME                 AGE                        POSITION
              ----                 ---                        --------
Andre de Fusco...................  41    President, Chief Executive Officer and Director
Martin A. Woll...................  49    Chief Financial Officer and Vice President, Finance
Alain Gravel.....................  40    Vice President, Engineering
Mike T. Zeile....................  35    Vice President, Marketing
Mario Uribe......................  51    Vice President, Sales
Brig. Gen. Harold R.               76    Director
  Johnson(1)(2)..................
William W. Ambrose(1)(2).........  42    Director
Archibald J. McGill(1)(2)........  68    Director
Frederick W. Gluck...............  64    Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     ANDRE DE FUSCO was appointed as a member of the Board of Directors and President and Chief Executive Officer in July 1998. Previously Mr. de Fusco held several positions with the Company, including the position of Vice President and General Manager of the Company's Broadband Network Services subsidiary from August 1997 to June 1998, Vice President, Strategic Planning and Business Development from December 1995 to June 1998 and Vice President of Marketing from December 1994 to December 1995. Mr. de Fusco was employed as Director of International Accounts and Director of Business Development for Northern Telecom from 1991 to 1994 and as Vice President of Marketing and President of MaxCom, a developer of electronic mail systems, from 1984 to 1991. Mr. de Fusco is presently a member of the Board of Directors of Isocor.

     MARTIN A. WOLL has served as Chief Financial Officer and Vice President of Finance since December 1998. Prior to joining the Company, Mr. Woll was a partner with Coopers & Lybrand L.L.P. from 1984 to 1998. Mr. Woll is a certified public accountant.

     ALAIN GRAVEL was appointed Vice President, Engineering in July 1998. From November 1995 to July 1998, Mr. Gravel served as Vice President of Research & Development, Data Products, of the Company's Enterprise Network Systems division. Mr. Gravel served as Vice President of Research & Development of Presticom until the Company acquired Presticom in November 1995. Mr. Gravel was a co-founder of Presticom and was responsible for the development of the NetPerformer product line. He also served on the Board of Directors of Presticom. Mr. Gravel was employed as the Software Development Manager for Memotec from 1988 to 1989 and for Datagram, a developer of statistical multiplexers, from 1984 to 1988.

     MIKE T. ZEILE was appointed Vice President, Marketing in July 1998. Mr. Zeile held the position of Vice President of Marketing at ComCore Semiconductor from July 1997 to July 1998 where he managed all aspects of the Company's marketing business as well as product management. Prior to joining ComCore, Mr. Zeile worked at Sourcecom Corporation, where he led the definition of the product platform that became the basis for ACT's new ServiceXchange product family. Mr. Zeile has also held various senior management and marketing positions at ADC Telecommunications from 1987 to 1997.

     MARIO URIBE was appointed Vice President, Sales in March 1999. Mr. Uribe held the position of Vice President and General Manager of the U.S. Eastern Region and Israel at Newbridge Networks from 1994 to March 1999 where he was responsible for sales and support of all Newbridge products in the region. Mr. Uribe has also held various management and sales positions at Newbridge, Timeplex Inc. and Xerox Corporation from 1974 to 1994.

     BRIG. GEN. (RETIRED) HAROLD R. JOHNSON has served as a member of the Board of Directors of the Company since 1988. Brig. Gen. Johnson retired in 1999 as Senior Vice President of Business Development at

The Fairchild Corporation, an aerospace and communications company, where he had served in various capacities since 1988. From 1980 to 1988, Brig. Gen. Johnson was founder, President and Chief Executive Officer of Telebit Corporation, a manufacturer of telecommunications equipment. Brig. Gen. Johnson presently serves as a member of the Board of Directors of several companies, including KLT, Telecoms, ORAMIR Semi Conductor Equipment Corporation, Celtronix, Radio Connect and Accelerated Networks.

     WILLIAM W. AMBROSE has served as a member of the Board of Directors since 1993. Mr. Ambrose is currently an independent consultant for several private companies. Prior to 1998, Mr. Ambrose was the President of Pyramid Research, Inc., a telecommunications market research organization that he founded in 1986. Mr. Ambrose was initially elected as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder. Mr. Ambrose is presently a member of the Board of Directors of CGLA Infrastructure.

     ARCHIBALD J. MCGILL has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1985. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines. Mr. McGill is presently a member of the Board of Directors of Disc, Inc., Ciber, Inc. and Carlton Corporation.

     FREDERICK W. GLUCK has served as a member of the Board of Directors since March 1997. Mr. Gluck is currently of counsel to McKinsey and Company. Mr. Gluck was Vice Chairman and a director of the Bechtel Group from 1995 through July 1998. Previously, Mr. Gluck was at McKinsey and Company for 27 years and led the firm from 1988 until his retirement in 1995. Mr. Gluck is presently a member of the Board of Directors of Amgen, Columbia HCA, Thinking Tools, Inc. and several other private companies.

     The Board of Directors of the Company is divided into three classes, designated "Class I," "Class II" and "Class III," respectively. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. However, each director in Class I (Mr. de Fusco and Mr. Gluck) serves for a term ending on the date of the annual meeting of stockholders held in 2001; each director in Class II (Mr. Ambrose) serves for a term ending on the date of the annual meeting of stockholders held in 2000 and each director in Class III (Mr. McGill) serves for a term ending on the date of the annual meeting of stockholders held in 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that there has been compliance with all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows ACT's stock price as an index for the period commencing May 3, 1995 to June 30, 1999, assuming $100 invested on May 3, 1995 (the date of ACT's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") Telecommunication Index ("NTI") and the Standard and Poor's 500 Stock Index ("S&P 500"). The Company believes that the NTI and the S&P 500 provide an appropriate measure of the Company's stock price performance as the NTI and the S&P 500 listed companies are comparable to the Company in size and/or industry focus.

                    PERFORMANCE GRAPH FOR ACT NETWORKS, INC.
                AMONG ACT NETWORKS, INC., THE S&P 500 INDEX AND
                      THE NASDAQ TELECOMMUNICATIONS INDEX

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG ACT NETWORKS, INC., THE S & P 500 INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                    [GRAPH]

                                                              CUMULATIVE TOTAL RETURN
                                                ----------------------------------------------------
                                                5/03/95    6/95     6/96     6/97     6/98     6/99
                                                -------   ------   ------   ------   ------   ------
ACT NETWORKS, INC.............................    100      133      250       98       67      131
S & P 500.....................................    100      105      132      178      232      284
NASDAQ TELECOMMUNICATIONS.....................    100      109      135      149      251      406

---------------
* $100 invested on 5/3/95 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT(2)

     It is the responsibility of the Compensation Committee (the "Committee") of the ACT Board of Directors to make recommendations to the Board of Directors regarding the salary and bonuses to be paid to the Company's executive officers each fiscal year. The Committee also administers the 1995 Stock Option/ Stock Issuance Plan (the "1995 Plan"), the 1997 Stock Incentive Plan (the "1997 Incentive Plan") and the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan. Equity incentives may be granted under the 1995 Plan or 1997 Incentive Plan to executive officers as part of their long-term compensation package. The following is a summary of the policies of the Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. Under the supervision of the Committee, ACT has developed a compensation policy which is designed to attract, retain and reward qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of ACT. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of ACT as measured by his or her personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects Company performance for the year; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the ACT stockholders.

     FACTORS. The principal factors, which were considered in establishing the components of each executive officer's compensation package for the year ended June 30, 1999, are summarized below. However, the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     - BASE SALARY. In setting the base salaries of the executive officers for the 1999 fiscal year, the Committee took a number of factors into account: the experience and personal performance of the officer, the salary levels in effect for executive officers with comparable qualifications, experience and responsibilities at other companies comparable in size which provide telecommunication services or which compete with the Company for executive talent, the officer's ability to develop and maintain the skills necessary to work in a high-growth company, the ability to initiate strategies to enhance the Company's growth, profitability and business opportunities and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1999, other than commissions, certain executive officers earned bonuses for the first and third quarters because certain of the performance targets tied to the Company's revenues and/or earnings per share were attained for those quarters. No bonuses were earned for the second and fourth quarters of fiscal 1999.

     - LONG-TERM INCENTIVE COMPENSATION. Each option grant to executive officers under the 1995 Plan and the 1997 Incentive Plan is designed to align the interests of the executive officers with those of the stockholders and provide each such optionee with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The

---------------

(2) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

number of shares subject to each option grant takes into account an officer's existing equity holdings (including the number of unvested shares), the officer's tenure, level of responsibility and relative position in the Company. However, the Committee will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years).

     In fiscal 1999, the Committee granted options to its executive officers as detailed in the table below under the heading "Option Grants." In reaching this decision, the Committee reviewed numerous relevant factors including, without limitation, the cash compensation for ACT's executives, the equity and cash incentives in place for executives at comparable companies and the number and value of vested options and shares held by ACT's executive officers.

     - CEO COMPENSATION. The base salary established for the Company's Chief Executive Officer, Mr. de Fusco, for the year ended June 30, 1999 reflects the Committee's decision to maintain a level of stability and certainty with respect to this component of the CEO's compensation from year to year , and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance. The Committee's intent in setting Mr. de Fusco's incentive compensation for the 1999 fiscal year was to have a significant portion of that compensation based on the Company's performance. Mr. de Fusco was eligible for an $81,000 performance bonus, which was tied to targets based on the Company's revenues and earnings. However, because certain targets were met for the first and third quarters, Mr. de Fusco earned a bonus of $19,035 for the 1999 fiscal year, and no bonuses were earned for the second and fourth quarters of that year.

     OPTION CANCELLATION/REGRANT PROGRAM. During the 1999 fiscal year, the Committee implemented an option cancellation/regrant program for certain non-employee Board members, executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on August 3, 1998, and a number of outstanding options with an exercise price in excess of $6.75 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share. The Committee felt that such an option cancellation/regrant program was necessary in order to retain the services of individuals essential to Company's future growth and financial success. Accordingly, to assure that the program would serve as such a retention vehicle, each of the new lower-priced options was structured so no vesting would occur under that option unless the optionee remained in the Company's employ through February 4, 1999. Upon satisfaction of such six (6)-month employment requirement, the new option immediately vested as to the same number of option shares for which the cancelled higher-priced option would have been vested at that time had it remained outstanding, and the new option will vest as to the remaining shares at the same time those shares would have vested under the cancelled higher-priced option.

     TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as ACT will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. However, compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The compensation paid to the Company's executive officers for the year ended June 30, 1999 did not, and the compensation to be paid for the year ending June 30, 2000 is not expected to, exceed the $1 million limit per officer. In addition, the 1995 and 1997 Plans have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Compensation Committee

                                          Archibald J. McGill
                                          William W. Ambrose

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned, by the Chief Executive Officer and each of the four additional most highly compensated executive officers for the fiscal year ended June 30, 1999 (the "Named Executive Officers"), for services rendered in all capacities to the Company for the fiscal years ended June 30, 1997, 1998 and 1999. Except as indicated below, during fiscal years 1997, 1998 and 1999, no Named Executive Officer received other compensation in excess of the lesser of $50,000 or 10% of such individual's base salary and bonus for the applicable fiscal year, nor did any such individual receive any restricted stock award, stock appreciation right or payment under any long term incentive plan for the applicable fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                --------------
                                             --------------------------------------------     SECURITIES
                                    FISCAL                                 OTHER ANNUAL       UNDERLYING
   NAME AND PRINCIPAL POSITIONS      YEAR    SALARY($)(1)   BONUS($)(2)   COMPENSATION($)   OPTIONS(#)(10)
   ----------------------------     ------   ------------   -----------   ---------------   --------------
Andre de Fusco....................   1999       270,000       19,035                            674,286(5)
  President and CEO                  1998       140,000       27,740                             20,000(6)
                                     1997       140,000           --                                 --
Martin A. Woll....................   1999        90,000        3,038                            120,000
  CFO and Vice President, Finance    1998            --           --                                 --
                                     1997            --           --                                 --
Alain Gravel......................   1999       134,756        9,870          44,600(4)          87,000(7)
  Vice President, Engineering        1998        76,230           --                             45,000(8)
                                     1997        65,782          366                                 --
Mike T. Zeile.....................   1999       135,782        9,870                            180,000(9)
  Vice President, Marketing          1998            --           --                                 --
                                     1997            --           --                                 --
Mario Uribe.......................   1999        57,283       12,832(3)                         150,000
  Vice President, Sales              1998            --           --                                 --
                                     1997            --           --                                 --

---------------
 (1) Includes amounts deferred under the Company's 401(k) Plan.

 (2) Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

 (3) Represents amounts paid in commissions.

 (4) Amounts paid by the Company as reimbursement for relocation, immigration and tax planning expenses.

 (5) Mr. de Fusco was granted (i) options for 2,286 shares on August 1, 1995,
     (ii) options for 52,000 shares on September 19, 1995, (iii) options for 20,000 shares on December 3, 1997 and (iv) options for 300,000 shares on July 1, 1998 at exercise prices of $16.50, $13.00, $7.69 and $8.38, respectively. In connection with the Company's cancellation/regrant program on August 3, 1998, all such options were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's

     Common Stock. Accordingly, the net number of shares for which Mr. de Fusco was granted options during the 1999 fiscal year was 374,286 shares.

 (6) As indicated in footnote (5) of this table, these options were originally granted on December 3, 1997 with an exercise price of $7.69 per share and were cancelled and regranted on August 3, 1998 with an exercise price of $6.75 per share, the closing price of the Company's Common Stock.

 (7) Mr. Gravel was granted (i) options for 30,000 shares on December 5, 1995 and (ii) options for 15,000 shares on December 3, 1997 at exercise prices of $10.38 and $7.69, respectively. In connection with the Company's cancellation/regrant program on August 3, 1998, his pre-1998 options covering a total of 42,000 shares were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's common stock.

 (8) As indicated in footnote (7) of this table, these options were originally granted on December 3, 1997 with an exercise price of $7.69 per share and were cancelled and regranted on August 3, 1998 with an exercise price of $6.75 per share, the closing price of the Company's Common Stock.

 (9) Mr. Zeile was granted options for 90,000 shares on July 13, 1998 with an exercise price of $8.75. In connection with the Company's cancellation/regrant program on August 3, 1998, such options were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's common stock. Accordingly, the net number of shares for which Mr. Zeile was granted options during fiscal year 1999 was 90,000 shares.

(10) The options are immediately exercisable (except Mr. Uribe's options, which are installment options) with any unvested shares acquired under such option to be subject to repurchase by the Company, at the exercise price paid per share, upon termination of the optionee's service with the Company prior to vesting in those shares. The shares will vest according to the following schedule ("Standard Vesting Schedule"): twenty-four percent (24%) of the shares vest upon completion of one year following the vesting commencement date and the balance will vest at a rate of two percent (2%) per full month of employment thereafter. Mr. Uribe's options will become exercisable in installments in accordance with the Standard Vesting Schedule.

OPTION GRANTS

     The following table sets forth, for the fiscal year ended June 30, 1999, information concerning the grant of options to purchase shares of Common Stock under the Company's 1995 Plan or 1997 Incentive Plan to the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal year 1999.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1999

                                                            INDIVIDUAL GRANTS
                          --------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                            NUMBER OF        PERCENT OF                                   RATES OF STOCK PRICE
                           SECURITIES      TOTAL OPTIONS                                    APPRECIATION FOR
                           UNDERLYING        GRANTED TO      EXERCISE                        OPTION TERM(7)
                             OPTIONS        EMPLOYEES IN       PRICE      EXPIRATION    ------------------------
          NAME            GRANTED(#)(1)    FISCAL 1999(5)    ($/SH)(6)       DATE         5%($)         10%($)
          ----            -------------    --------------    ---------    ----------    ----------    ----------
Andre de Fusco..........       2,286(2)         0.06%           6.75         8/1/05         9,705        24,594
                              52,000(2)         1.38%           6.75        9/18/05       220,742       559,404
                              20,000(2)         0.53%           6.75        12/3/07        84,901       215,155
                             300,000(2)         7.99%           8.38         7/1/08     1,581,041     4,006,669(8)
                             300,000(2)         7.99%           6.75         7/1/08     1,273,512     3,227,328
Mario Uribe.............     150,000            3.99%          11.13        2/23/09     1,049,940     2,660,753
Martin A. Woll..........     120,000            3.20%          12.94       12/28/08       978,502     2,477,876
Mike T. Zeile...........      90,000(3)         2.40%           8.75        7/13/08       495,255     1,255,072(8)
                              90,000(3)         2.40%           6.75        7/13/08       382,053       968,199
Alain Gravel............      27,000(4)         0.72%           6.75        12/4/05       114,616       290,460
                              15,000(4)         0.40%           6.75        12/3/07        63,676       161,366
                              45,000            1.20%           5.38        9/10/08       152,255       385,845

---------------
(1) The options granted to the Named Executive Officers have a maximum term of 10 years measured from the option grant or, for any option granted in cancellation of a higher-priced option, measured from the original grant date of the cancelled higher-priced option, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options are immediately exercisable (except for Mr. Uribe's options, which are installment options) with any unvested shares acquired under such option to be subject to repurchase by the Company, at the exercise price paid per share, upon termination of the optionee's service with the Company prior to vesting in those shares. The shares will vest according to the following schedule ("Standard Vesting Schedule"): twenty-four percent (24%) of the shares vest upon completion of one year following the vesting commencement date and the balance will vest at a rate of two percent (2%) per full month of employment thereafter. Mr. Uribe's options will become exercisable in installments in accordance with the Standard Vesting Schedule. All of the option shares will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity.

(2) Mr. de Fusco was granted (i) options for 2,286 shares on August 1, 1995,
    (ii) options for 52,000 shares on September 19, 1995, (iii) options for 20,000 shares on December 3, 1997 and (iv) options for 300,000 shares on July 1, 1998 at exercise prices of $16.50, $13.00, $7.69 and $8.38, respectively. In connection with the Company's cancellation/regrant program on August 3, 1998, all such options were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's Common Stock. Accordingly, the net number of shares for which Mr. de Fusco was granted options during the 1999 fiscal year was 374,286 shares.

(3) Mr. Zeile was granted options for 90,000 shares on July 13, 1998 with at an exercise price of $8.75. In connection with the Company's cancellation/regrant program on August 3, 1998, such options were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's Common Stock. Accordingly, the net number of shares for which Mr. Zeile was granted options during fiscal year 1999 was 90,000 shares.

(4) Mr. Gravel was granted (i) options for 30,000 shares on December 5, 1995 and
    (ii) options for 15,000 shares on December 3, 1997 and (iii) options for 45,000 shares on September 10, 1998 at exercise prices of $10.38 and $7.69 and $5.38, respectively. In connection with the Company's cancellation/ regrant program on August 3, 1998, his pre-1998 options covering a total of 42,000 shares were cancelled and regranted with an exercise price of $6.75 per share, the closing price of the Company's Common Stock.

(5) The Company granted new stock options for 2,021,858 shares and options for 1,733,278 shares were cancelled and regranted in connection with the cancellation/regrant program, for a total of 3,755,136 stock option grants in fiscal 1999. The percentages in the table above are based on 3,755,136 stock options granted in fiscal 1999.

(6) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or pursuant to a cashless exercise procedure. The Company may also finance the option exercise in loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(7) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

(8) This option was cancelled in connection with the August 3, 1998 cancellation/regrant program and is no longer outstanding.

OPTION REPRICING

     In order to reincentivize the company's employees, the board of directors, upon recommendation of the compensation committee, in august 1998 approved an option cancellation/regrant program pursuant to which employees could surrender for cancellation options granted by the company having exercise prices greater than $6.75 per share and receive in the place of such surrendered options new options having an exercise price of $6.75 per share, the fair market value of the company's common stock on the date of board approval and date of grant. The new options issued pursuant to this cancellation/regrant program were subject to the same vesting provisions as the surrendered options, except each employee participating in the cancellation/regrant program had to remain in the Company's employ for a period of six (6) months following August 3, 1998 to be entitled to any vesting which may have occurred. The following table sets forth certain information as of June 30, 1999 with respect to the repricing of certain stock options held by the company's named Executive Officers since the Company's initial public offering.

                           TEN-YEAR OPTION REPRICINGS

                                                  NUMBER OF       MARKET                                  LENGTH OF
                                                 SECURITIES      PRICE OF       EXERCISE                   ORIGINAL
                                                 UNDERLYING      STOCK AT       PRICE AT       NEW       OPTION TERM
                                    DATE OF        OPTIONS       TIME OF        TIME OF      EXERCISE      DATE OF
              NAME                REPRICING(1)   REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)     REPRICING
              ----                ------------   -----------   ------------   ------------   --------   --------------
Andre de Fusco..................     8/3/98          2,286         6.75          16.50         6.75     7 yrs. 0 mos.
  President and CEO                  8/3/98         52,000         6.75          13.00         6.75     7 yrs. 2 mos.
                                     8/3/98         20,000         6.75           7.69         6.75     9 yrs. 4 mos.
                                     8/3/98        300,000         6.75           8.38         6.75     9 yrs. 11 mos.
Alain Gravel....................     8/3/98         27,000         6.75          10.38         6.75     7 yrs. 4 mos.
  Vice President, Engineering        8/3/98         15,000         6.75           7.69         6.75     9 yrs. 4 mos.
Mike T. Zeile...................     8/3/98         90,000         6.75           8.75         6.75     9 yrs. 11 mos.
  Vice President, Marketing

---------------
(1) The Company implemented an option cancellation/regrant program for directors, executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on August 3, 1998, and outstanding options for 1,733,278 shares with exercise prices in excess of $ 6.75 per share were cancelled and new options for the same aggregate number of shares were granted with an exercise price of $ 6.75 per share. Andre de Fusco, Frederick W. Gluck (an outside director of the Company), Alain Gravel and Mike T. Zeile received lower priced options for 374,286, 21,000, 42,000 and 90,000 shares, respectively, in cancellation of their higher priced options for the same number of shares.

OPTION EXERCISES AND HOLDINGS

     No Named Executive Officers exercised options during the fiscal year ended June 30, 1999 and no stock appreciation rights were exercised during fiscal year 1999 or outstanding as of June 30, 1999.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in ACT's Proxy Statement for next year's Annual Meeting of Stockholders is June 30, 2000. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

     In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than August 30, 2000.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     The Company's Annual Report for the fiscal year ended June 30, 1999, including audited financial statements, is being sent with this Proxy Statement to all stockholders of record as of September 30, 1999. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999 AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, ACT NETWORKS, INC., 26707 WEST AGOURA ROAD, CALABASAS, CALIFORNIA 91302.

                               ACT NETWORKS, INC.
PROXY          ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 23, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on November 23, 1999 and the proxy statement and appoints Andre de Fusco and Martin A. Woll, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ACT Networks, Inc. ("ACT") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders (the "Annual Meeting") of ACT to be held on Tuesday, November 23, 1999 at 2:00 p.m. local time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

    The following matters are proposed by ACT. Your vote on each matter is neither conditioned on, nor related to, your vote on any of the other matters.

1. Approve the 200,000 share increase to the ACT 1997 Stock Incentive Plan.

                     [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

2. Election of Archibald J. McGill as Director.

      [ ]  FOR NOMINEE    [ ]  WITHHOLD AUTHORITY TO VOTE    [ ]  EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box.

3. Ratify Ernst & Young, LLP as independent auditors for the year ending June 30, 2000.

                     [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

    The Board of Directors recommends a vote FOR the proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific matters as may come before the meeting.

         Please print the name(s) appearing on each stock certificate(s) over which you have voting authority:

                                                         Dated:

                                                         (Print name(s) as it
                                                         (they) appear on
                                                         certificate)

                                                         Please sign exactly as
                                                         your name(s) is (are)
                                                         shown on the stock
                                                         certificate to which
                                                         the Proxy applies. When
                                                         shares are held by
                                                         joint tenants, both
                                                         should sign. When
                                                         signing as an attorney,
                                                         executor,
                                                         administrator, trustee
                                                         or guardian, please
                                                         give full title, as
                                                         such. If a corporation,
                                                         please sign in full
                                                         corporate name by the
                                                         President or another
                                                         authorized officer. If
                                                         a partnership, please
                                                         sign in the partnership
                                                         name by an authorized
                                                         person.

                                                               (Authorized
                                                              Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO ACT'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO ACT'S ATTENTION: CHIEF FINANCIAL OFFICER.